As filed with the Securities and Exchange Commission on June 22, 1998.
     -------------------------File No. 811-07363----------------------------

   -----------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM N-1A

                             REGISTRATION STATEMENT

                    UNDER THE INVESTMENT COMPANY ACT OF 1940
                                                --
                               Amendment No. 4 /X/
                                               --
                                GROWTH PORTFOLIO

               (Exact Name of Registrant as Specified in Charter)

                        50 California Street, 27th Floor
                         San Francisco, California 94111

                    (Address of Principal Executive Offices)


        Registrant's Telephone Number, including Area Code: 415-392-6181

                             Michael A. Silver, Esq.
                               INVESCO (NY), Inc.
                        50 California Street, 27th Floor
                         San Francisco, California 94111

                     (Name and Address of Agent for Service)
     -----------------------------------------------------------------------

   By this amendment to the registration statement on Form N-1A of Growth Portfolio, a New York common law trust, the Registrant hereby adopts the Notification of Registration and Registration Statement of such trust under the Investment Company Act of 1940.

                                EXPLANATORY NOTE

   This Amendment to the Registration Statement of Growth Portfolio has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act") since such interests are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. This Amendment to the Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                GROWTH PORTFOLIO

                       CONTENTS OF REGISTRATION STATEMENT

   This registration statement of Growth Portfolio contains the following documents:

      Facing Sheet

      Contents of Registration Statement

      Part A

      Part B

      Part C

      Signature Pages

      Exhibits

                                     PART A

      Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

      Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 42 to the Registration Statement of AIM Growth Series ("Growth Series") (1940 Act File No. 811-2699), as filed with the Securities and Exchange Commission ("SEC") on June 1, 1998 ("Feeder Registration Statement"). Part A of the Feeder Registration Statement includes the joint prospectus of the AIM Equity Funds ("Feeder's Part A").


   Item 4.  GENERAL DESCRIPTION OF REGISTRANT.
   -------------------------------------------

      Growth Portfolio is a diversified, open-end management investment company which was organized as a Delaware business trust on May 7, 1998. On May 29, 1998, Growth Portfolio acquired the assets and assumed the liabilities of Growth Portfolio, a New York common law trust.

      Beneficial interests in Growth Portfolio are divided currently into two separate subtrusts or "series" -- Small Cap Portfolio and Value Portfolio (individually, a "Portfolio" and collectively, the "Portfolios") -- each having a distinct investment objective and distinct investment policies. Each Portfolio is described herein. Additional subtrusts of Growth Portfolio may be organized at a later date. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio, and no other.

      Beneficial interests in the Portfolios are offered solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities which are "accredited investors" as defined in Regulation D under the 1933 Act. The Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      Each Portfolio is managed and administered by A I M Advisors, Inc. ("AIM") and is sub-advised and sub-administered by INVESCO (NY), Inc. (the "Sub-adviser"). AIM and the Sub-adviser and their worldwide asset management affiliates provide investment management and/or administrative services to institutional, corporate and individual clients around the world. AIM and the Sub-adviser are both indirect wholly owned subsidiaries of AMVESCAP PLC. AMVESCAP PLC and its subsidiaries are in independent investment management group that has a significant presence in the institutional and retail segment of the investment management industry in North America and Europe, and a growing presence in Asia.

            Information on the Portfolios' investment objectives, the kinds of securities in which the Portfolios principally invest, other investment practices of the Portfolios and the risk factors associated with investments in the Portfolios are incorporated herein by reference from the sections entitled "Investment Objectives and Policies" and "Risk Factors" in the Feeder's Part A. Additional investment techniques, features and limitations concerning the Portfolios' investment program are described in Part B of this Registration Statement.


   Item 5. MANAGEMENT OF THE PORTFOLIOS.
   -------------------------------------

      A description of how the business of the Portfolios is managed is incorporated herein by reference from the section entitled "Management" in the Feeder's Part A. The following list identifies the specific sections of the Feeder's Part A under which the information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.


       Item 5 (a)    Management
       Item 5 (b)    Management--Investment  Management
                     and Administration
       Item 5 (c)    Management
       Item 5 (d)    Management
       Item 5 (e)    Other Information--Transfer Agent
       Item 5 (f)    Management; Prospectus Summary
       Item 5 (g)    Management


   Item 5A.  MANAGEMENT'S DISCUSSION OF FUND PERFORMANCE.
   ------------------------------------------------------

      Not Applicable.


   Item 6.  CAPITAL STOCK AND OTHER SECURITIES.
   --------------------------------------------

      Growth Portfolio is organized as a Delaware business trust. Under the Portfolio's Agreement and Declaration of Trust, the Trustees are authorized to issue beneficial interests in separate subtrusts or "series" of Growth Portfolio. Growth Portfolio currently has two series (i.e., the Portfolios). Growth Portfolio reserves the right to create and issue additional series. Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its interest in the Portfolio. Investments in a Portfolio may not be
   transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value ("NAV"). Under Delaware law, AIM Small Cap Equity Fund ("Small Cap Fund"), AIM America Value Fund ("Value Fund") and other entities investing in the Portfolios enjoy the same limitations of liability extended to shareholders of private, for-profit corporations. There is a remote possibility, however, that under certain circumstances an investor in a Portfolio may be held liable for the
   Portfolio's obligations. However, Growth Portfolio's Agreement and Declaration of Trust disclaims shareholder liability for acts or obligations of the Portfolios and requires that notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Portfolios or a trustee. The Agreement and Declaration of Trust also provides for indemnification from the Portfolio property for all losses and expenses of any shareholder held personally liable for a Portfolio's obligations. Thus the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which the Portfolio itself would be unable to meet its obligations and where the other party was held not to be found by the disclaimer. The Agreement and Declaration of Trust also provides that each Portfolio may maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) covering certain kinds of potential liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the investor's Portfolio itself was unable to meet its obligations.

      As of the date of this Registration Statement, Growth Series owns a majority interest in Growth Portfolio and each Portfolio. However, Growth Series has undertaken that, with respect to most matters on which Growth Portfolio seeks a vote of its interestholders, Growth Series will seek a vote of its shareholders and will vote its interest in Growth Portfolio in accordance with their instructions.

      Investments in a Portfolio have no pre-emptive or conversion rights. Growth Portfolio is not required to hold annual meetings of investors, but it will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have the right to communicate with other investors to the extent provided in Section 16(c) of the 1940 Act in connection with requesting a meeting of investors for the purpose of removing one or more Trustees, which removal requires a two-thirds vote of Growth Portfolio's beneficial interests. Investors also have under certain circumstances the right to remove one or more Trustees without a meeting. Upon liquidation of a Portfolio, investors would be entitled to share pro rata in that Portfolio's net assets available for distribution to investors.

      Each Portfolio annually declares as a dividend all of its net investment income, if any, which includes dividends, accrued interest and earned discount (including both original issue and market discounts) less applicable expenses. Each Portfolio also annually distributes substantially all of its realized net short-term capital gain (the excess of short-term capital gains over short-term capital losses), net capital gain (the excess of net long-term capital gain over net short-term capital loss) and net gains from foreign currency transactions, if any. Each Portfolio may make an additional dividend or other distribution if necessary to avoid a 4% excise tax on certain undistributed income and gain.

      Under the current method of the Portfolios' operation, they are not subject to any income tax. However, each investor in a Portfolio is taxable on its share (as determined in accordance with the governing instruments of Growth Portfolio and the Internal Revenue Code of 1986, as amended ("Code") and the regulations promulgated thereunder) of that Portfolio's income, gains, losses, deductions, and credits in determining its income tax liability. The determination of such share will be made in accordance with the Code and the regulations promulgated thereunder. It is intended that each Portfolio's assets, income and distributions will be managed in such a way that an investor in a Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

      Investor inquiries may be directed to the Sub-adviser at the following address: 50 California Street, 27th Floor, San Francisco, CA 94111.


   Item 7.  PURCHASE OF SECURITIES.
   --------------------------------

      Beneficial interests in each Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above.

      An investment in a Portfolio may be made without a sales load at the NAV next determined after an order is received in "good order" by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, investments must be made in federal funds (i.e., monies credited to the account of a Portfolio's custodian bank by a Federal Reserve Bank). Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange ("NYSE") is open for trading.

      Information on the time and method of valuation of the Portfolios' assets is incorporated by reference from the section entitled "Calculation of Net Asset Value" in the Feeder's Part A.

      Each Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.


   Item 8.  REDEMPTION OR REPURCHASE.
   ----------------------------------

      An investor in a Portfolio may redeem any portion or all of its investment at any time at the NAV next determined after a request in "good order" is furnished by the investor to that Portfolio. The proceeds of a redemption will be paid by a Portfolio in federal funds normally on the next business day after the redemption is effected, but in any event within seven days. Investments in a Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any redemption may be suspended or the payment of the proceeds therefrom postponed during any period (1) when the NYSE is closed (other than customary weekend or holiday closings) or trading on the NYSE is restricted as determined by the SEC, (2) when an emergency exists, as defined by the SEC, which would prohibit a Portfolio in disposing of its portfolio securities or in fairly determining the value of its assets, or (3) as the SEC may otherwise permit.


   Item 9.  PENDING LEGAL PROCEEDINGS.
   -----------------------------------

      Not applicable.

                                     PART B


      Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

      Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Feeder Registration Statement. Part B of the Feeder Registration Statement includes the joint statement of additional information of Small Cap Fund and Value Fund (collectively, "Feeder's Part B").


   Item 10.  COVER PAGE.
   ---------------------

      Not applicable.


   Item 11.  TABLE OF CONTENTS.
   ----------------------------

                                                           Page

      General Information and History.......................B-1
      Investment Objectives and Policies....................B-1
      Management of the Growth Portfolio....................B-1
      Control Persons and Principal Holders of Interests....B-2
      Investment Advisory and Other Services................B-2
      Brokerage Allocation and Other Practices..............B-3
      Capital Stock and Other Securities....................B-3
      Purchase, Redemption and Pricing of Interests.........B-4
      Tax Status............................................B-4
      Underwriters..........................................B-4
      Calculation of Performance Data.......................B-4
      Financial Statements..................................B-4


   Item 12.  GENERAL INFORMATION AND HISTORY.
   ------------------------------------------

      Not applicable.

   Item 13.  INVESTMENT OBJECTIVES AND POLICIES.
   ---------------------------------------------

      Part A contains basic information about the investment objectives, policies and limitations of the Portfolios. This Part B supplements the discussion in Part A of the investment objectives, policies and limitations of the Portfolios.

      Information   on  the   fundamental   investment   limitations   and   the
   non-fundamental investment policies and limitations of the Portfolios, the types of securities bought and investment techniques used by the Portfolios, and certain risks attendant thereto, as well as other information on the
   Portfolios' investment programs, is incorporated by reference from the sections entitled "Investment Objectives and Policies," "Options and Futures," "Risk Factors," "Investment Limitations" and "Execution of Portfolio Transactions" in the Feeder's Part B.


   Item 14.  MANAGEMENT OF THE GROWTH PORTFOLIO.
   ---------------------------------------------

      Information about the Trustees and Officers of Growth Portfolio, and their roles in management of the Portfolios and other AIM/GT Funds, is incorporated herein by reference from the section entitled "Trustees and Executive Officers" in the Feeder's Part B.

      The Board of Trustees has a Nominating and Audit Committee, comprised of Ms. Quigley and Messrs. Anderson, Bayley and Patterson, which is responsible for nominating persons to serve as Trustees, reviewing audits of Growth Portfolio and its Portfolios recommending firms to serve as independent auditors for Growth Portfolio. Each of the Trustees and officers of the Growth Portfolio is also a Director and officer of AIM Investment Portfolios, Inc., GT Global Floating Rate Fund, Inc. (dba AIM Floating Rate Fund) and AIM Investment Funds, Inc., and a Trustee and officer of AIM Global Growth Series, AIM Global Eastern Europe Fund, GT Global Variable Investment Trust, GT Global Variable Investment Series, AIM Series Trust, Global Investment Portfolio, Global High Income Portfolio and Floating Rate Portfolio, which also are registered investment companies managed and administered by AIM and sub-advised and sub-administered by the Sub-adviser. Each Trustee and Officer serves in total as a Director, Trustee and/or Officer, respectively, of 12 registered investment companies with 47 series managed or administered by AIM and sub-advised and sub-administered by the Sub-adviser.

      Each Trustee who is not a director, officer or employee of the Sub-adviser or any affiliated company and other Trustees and officers receive no compensation or expense reimbursement from the Portfolio. For the fiscal year ended December 31, 1997, the Small Cap Portfolio and Value Portfolio paid Mr. Anderson, Mr. Bayley, Mr. Patterson and Ms. Quigley
   Trustees' fees and expense reimbursements of $0, $0, $0 and $0 each. For the fiscal year ended December 31, 1997, Mr. Anderson, Mr. Bayley, Mr. Patterson and Ms. Quigley, who are not directors, officers or employees of the Sub-adviser or any affiliated company, each received total compensation of $103,654, $106,556, $89,700 and $98,038, respectively, from the investment companies managed or administered by AIM and sub-advised and sub-administered by the Sub-adviser for which he or she served as a Director or Trustee. Fees and expenses disbursed to the Trustees contained no accrued or payable pension, or retirement benefits.

      As of the date of this filing, the officers and Trustees and their families as a group owned in the aggregate beneficially or of record less than 1% of the outstanding interests of each Portfolio.


   Item 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF BENEFICIAL INTERESTS.
   ------------------------------------------------------------------------

      As of the date of this filing, Small Cap Fund and Value Fund (each a "Fund," and collectively, the "Funds") owned 99.9% and 99.9% of the value of the outstanding beneficial interests in Small Cap Portfolio and Value Portfolio, respectively (a "corresponding Portfolio"). Because each Fund currently controls its corresponding Portfolio, each Fund may take actions affecting its corresponding Portfolio without the approval of any other investor.

      Each Fund has informed its corresponding Portfolio that whenever a Fund is requested to vote on any proposal of its corresponding Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its shareholders. It is anticipated that other investors in each Portfolio will follow the same or a similar practice.


   Item 16. INVESTMENT ADVISORY AND OTHER SERVICES.
   ------------------------------------------------

      Information on the investment management and other services provided for or on behalf of the Portfolios is incorporated herein by reference from the sections entitled "Management," "Trustees and Executive Officers" and "Additional Information" in the Feeder's Part B. The following list identifies the specific sections in the Feeder's Part B under which the information required by Items 16 of Form N-1A may be found; each section is incorporated herein by reference.


       Item 16 (a)    Management; Additional
                      Information
       Item 16 (b)    Management
       Item 16 (c)    Not applicable
       Item 16 (d)    Management
       Item 16 (e)    Not applicable
       Item 16 (f)    Not applicable
       Item 16 (g)    Not applicable
       Item 16 (h)    Additional Information
       Item 16 (i)    Not applicable

      For the fiscal period October 18, 1995 (commencement of operations) to December 31, 1995, the Small Cap Portfolio and the Value Portfolio paid investment management and administration fees of $1,293 and $622, respectively, to the Sub-adviser. For the same period, the Small Cap Fund and Value Fund paid administration fees of $755 and $349, respectively, to the Sub-adviser. For the fiscal period October 18, 1995 (commencement of operations) to December 31, 1995, the Sub-adviser reimbursed the Small Cap Portfolio and Value Portfolio for their respective investment management and administration fees in the amounts of $1,293 and $622, respectively; for the same period, the Small Cap Fund and Value Fund reimbursed administration fees in the amounts of $755 and $349, respectively. Accordingly, the Sub-adviser reimbursed each Fund and its respective Portfolio investment management and administration fees in the aggregate amounts of $2,048 and $971, respectively.

      For the fiscal years ended December 31, 1997 and December 31, 1996, the Small Cap Portfolio and the Value Portfolio paid investment management and administration fees of $120,544 and $73,312; and $74,372 and $27,487, respectively, to the Sub-adviser. For the same periods, the Small Cap Fund and Value Fund paid administration fees of $63,460 and $39,004; and $39,171 and $14,722, respectively, to the Sub-adviser. For the fiscal years ended December 31, 1997 and December 31, 1996, the Sub-adviser reimbursed the Small Cap Portfolio and Value Portfolio for their respective investment management and administration fees in the amounts of $67,837 and $73,312; and $74,372 and $27,487, respectively; for the same periods, the Sub-adviser reimbursed the Small Cap Fund and Value Fund for their respective administration fees in the amounts of $63,460 and $39,004; and $39,171 and $14,722, respectively. Accordingly, the Sub-adviser reimbursed each Fund and its corresponding Portfolio investment management and administration fees in the aggregate amounts of $131,297 and $112,316; and $113,543 and $42,209, respectively.

      For the fiscal period October 18, 1995 (commencement of operations) to December 31, 1995, the Sub-adviser, pursuant to a voluntary expense undertaking to limit expenses to the maximum annual level of 1.65% of average daily net assets of Advisor Class shares of the Funds, reimbursed the Small Cap Fund and Value Fund for expenses in the additional amounts of $65,079 and $66,907, respectively.

      For the fiscal years ended December 31, 1997 and December 31, 1996, the Sub-adviser, pursuant to its voluntary expense undertaking, reimbursed the Small Cap Fund and Value Fund for expenses in the additional amounts of $0 and $58,269; and $38,419 and $164,683, respectively.


   Item 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.
   ---------------------------------------------------

      A description of the Portfolios' brokerage allocation and other practices is incorporated herein by reference from the section entitled "Execution of Portfolio Transactions" in the Feeder's Part B.

   Item 18.  CAPITAL STOCK AND OTHER SECURITIES.
   ---------------------------------------------

      Under the Portfolio's Agreement and Declaration of Trust, the Trustees are authorized to issue beneficial interests in each Portfolio. An investor in a Portfolio is entitled to participate pro rata in distributions of the Portfolio's income and gains and to be allocated a pro rata share of the Portfolio's income, gains, losses, deductions, and credits. Upon liquidation or dissolution of a Portfolio, investors are entitled to share pro rata in that Portfolio's net assets available for distribution to its investors. Investments in a Portfolio have no preference, preemptive, conversion or similar rights. Investments in each Portfolio may not be transferred.

      Each investor in a Portfolio is entitled to a vote in proportion to the amount of its investment in that Portfolio. Investors in the Portfolios will all vote together in certain circumstances (e.g., election of the Trustees and auditors, and as required by the 1940 Act and the rules thereunder). Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in Growth Portfolio or in a Portfolio, as the case may be, may control the outcome of these votes. Growth Portfolio is not required to hold annual meetings of investors but Growth Portfolio will hold special meetings of investors when in the judgment of Growth Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No amendment required to be approved by investors may be made to Growth Portfolio's Agreement and Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

      Growth Portfolio or any Portfolio may be terminated by (1) "the vote of a majority of the outstanding voting securities" (as defined in the 1940 Act) of Growth Portfolio or the affected Portfolio, respectively, or (2) if there are fewer than 100 record owners of a beneficial interest in Growth Portfolio or of such terminating Portfolio, the Trustees pursuant to written notice to the record owners of Growth Portfolio or the affected Portfolio. The Trustees may cause (i) Growth Portfolio or one or more of its Portfolios to the extent consistent with applicable law to sell all or substantially all of its assets, or be merged into or consolidated with another business trust or company, (ii) the beneficial interests of a record owner in Growth Portfolio or any Portfolio to be converted into beneficial interests in another business trust (or series thereof) created pursuant to Section 10.4 of
   Article X of Growth Portfolio's Agreement and Declaration of Trust, or (iii) the beneficial interests of a record owner of Growth Portfolio to be exchanged under or pursuant to any state or federal statute to the extent permitted by law. In all respects not governed by statute or applicable law, the Trustees shall have power to prescribe the procedure necessary or appropriate to accomplish a sale of assets, merger or consolidation including the power to create one or more separate business trusts to which all or any part of the assets, liabilities, profits or losses of the Trust may be transferred and to provide for the conversion of interests in the Trust or any Portfolio into beneficial interests in such separate business trust or trusts (or series or class thereof).

      The Agreement and Declaration of Trust further provides that obligations of each Portfolio are not binding upon the Trustees individually but only upon the property of that Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Agreement and Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. The Agreement and Declaration of Trust provides that the Trustees and officers will be indemnified by Growth Portfolio against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with Growth Portfolio, unless, as to liability to Growth Portfolio or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Growth Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.


   Item 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.
   ---------------------------------------------------------

      Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act, as amended. See Items 4 and 7 in Part A.

      Information on the method followed by the Portfolios in determining their net asset value and the timing of such determination is incorporated by reference from the section entitled "Valuation of Fund Shares" in the Feeder's Part B. See also Items 7 & 8 in Part A.

      Each Portfolio reserves the right, if conditions exist which make cash payments undesirable, to honor any request for redemption or repurchase order by making payment in whole or in part in readily marketable securities chosen by that Portfolio and valued as they are for purposes of computing the Portfolio's NAV (a redemption in kind). If payment is made in securities, an investor may incur transaction expenses in selling any such securities so received and would be subject to any increase or decrease in the value of the securities until they were sold.

      Each investor in a Portfolio may add to or reduce its investment in that Portfolio on each day that the NYSE is open for trading. At the close of trading, on each such day, the value of each investor's interest in a Portfolio will be determined by multiplying the NAV of such Portfolio by the percentage representing that investor's share of the aggregate beneficial interests in that Portfolio. Any additions or reductions which are to be effected on that day will then be effected. The investor's percentage of the aggregate beneficial interests in a Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of net additions to or reductions in the investor's investment in that Portfolio effected on such day, and (ii) the denominator of which is the aggregate NAV of the Portfolio as of the close of trading on such day plus or minus, as the case may be, the amount of the net additions to or reductions in the aggregate investments in that Portfolio by all investors in that Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in that Portfolio as of the close of trading on the following day the NYSE is open for trading.


   Item 20.  TAX STATUS.
   ---------------------

      Information on the taxation of the Portfolios is incorporated by reference from the section entitled "Taxes" in the Feeder's Part B.


   Item 21.  UNDERWRITERS.
   -----------------------

      Not applicable.


   Item 22.  CALCULATION OF PERFORMANCE DATA.
   ------------------------------------------

      Not applicable.


   Item 23.  FINANCIAL STATEMENTS.
   -------------------------------

      The financial statements of each Portfolio for the fiscal year ended December 31, 1997, are included herein, in reliance on the report of Coopers & Lybrand L.L.P., independent auditors, given on the authority of said firm as experts in auditing and accounting.

                               SMALL CAP PORTFOLIO
                                 VALUE PORTFOLIO

                        REPORT OF INDEPENDENT ACCOUNTANTS

--------------------------------------------------------------------------------

ANNUAL REPORT

To the Shareholders and Board of Trustees of Growth Portfolio:

We have audited the accompanying statements of assets and liabilities of Small Cap Growth Portfolio and Value Portfolio, including the portfolios of investments, as of December 31, 1997, the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years then ended and the supplementary data for each of the periods indicated herein. These financial statements and the supplementary data are the responsibility of the Portfolios' management. Our responsibility is to express an opinion on these financial statements and the supplementary data based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and supplementary data are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 1997 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and the supplementary data referred to above present fairly, in all material respects, the financial position of Small Cap Growth Portfolio and Value Portfolio as of December 31, 1997, the results of their operations for the year then ended, the changes in their net assets for each of the two years then ended and the supplementary data for each of the periods indicated herein, in conformity with generally accepted accounting principles.

                                                        COOPERS & LYBRAND L.L.P.

BOSTON, MASSACHUSETTS
FEBRUARY 17, 1998

                                       F1

                               SMALL CAP PORTFOLIO

                            PORTFOLIO OF INVESTMENTS

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Services (33.0%)
  Signature Resorts, Inc.-/- ................................   US             45,550   $    996,400         3.0
    LEISURE & TOURISM
  Personnel Group of America, Inc.-/- .......................   US             25,700        848,100         2.5
    BUSINESS & PUBLIC SERVICES
  Insight Enterprises, Inc.-/- ..............................   US             20,700        760,725         2.3
    RETAILERS-OTHER
  Vistana, Inc.-/- ..........................................   US             26,900        618,700         1.8
    LEISURE & TOURISM
  American Disposal Services, Inc.-/- .......................   US             16,700        609,550         1.8
    CONSUMER SERVICES
  CDW Computer Centers, Inc.-/- .............................   US             11,000        573,375         1.7
    RETAILERS-OTHER
  Superior Services, Inc.-/- ................................   US             18,000        519,750         1.5
    CONSUMER SERVICES
  Lason Holdings, Inc.-/- ...................................   US             19,000        505,875         1.5
    CONSUMER SERVICES
  BA Merchant Services, Inc. "A"-/- .........................   US             28,400        504,100         1.5
    BUSINESS & PUBLIC SERVICES
  Comfort Systems USA, Inc.-/- ..............................   US             22,800        450,300         1.3
    BUSINESS & PUBLIC SERVICES
  HA-LO Industries, Inc.-/- .................................   US             17,200        447,200         1.3
    CONSUMER SERVICES
  Clear Channel Communications, Inc.-/- .....................   US              5,600        444,850         1.3
    TELECOM - OTHER
  Caribiner International, Inc.-/- ..........................   US              9,300        413,850         1.2
    CONSUMER SERVICES
  Henry Schein, Inc.-/- .....................................   US             11,400        399,000         1.2
    RETAILERS-OTHER
  Lamar Advertising Co.-/- ..................................   US              9,700        385,575         1.1
    BUSINESS & PUBLIC SERVICES
  C.H. Robinson Worldwide, Inc. .............................   US             16,600        371,425         1.1
    TRANSPORTATION - SHIPPING
  Jevic Transportation, Inc.-/- .............................   US             21,100        340,238         1.0
    TRANSPORTATION - SHIPPING
  Universal Outdoor Holdings, Inc.-/- .......................   US              5,900        306,800         0.9
    BUSINESS & PUBLIC SERVICES
  Bright Horizons, Inc.-/- ..................................   US             16,000        300,000         0.9
    CONSUMER SERVICES
  Hagler Bailly, Inc.-/- ....................................   US             10,900        245,250         0.7
    BUSINESS & PUBLIC SERVICES
  Service Experts, Inc.-/- ..................................   US              8,400        240,450         0.7
    CONSUMER SERVICES
  Industrial Distribution Group, Inc.-/- ....................   US             13,900        218,056         0.6
    WHOLESALE & INTERNATIONAL TRADE
  Execustay Corp.-/- ........................................   US             19,300        188,175         0.6
    LEISURE & TOURISM
  BridgeStreet Accomodations, Inc.-/- .......................   US             17,700        179,766         0.5
    CONSUMER SERVICES
  EduTrek International, Inc. "A"-/- ........................   US              4,900        127,400         0.4
    BUSINESS & PUBLIC SERVICES

    The accompanying notes are an integral part of the financial statements.

                                       F2

                               SMALL CAP PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Services (Continued)
  Linens 'N Things, Inc.-/- .................................   US              1,800   $     78,525         0.2
    RETAILERS-APPAREL
  NEXTLINK Communications, Inc. "A"-/- ......................   US              3,600         76,725         0.2
    TELEPHONE - REGIONAL/LOCAL
  Coldwater Creek, Inc.-/- ..................................   US              1,800         60,750         0.2
    RETAILERS-OTHER
                                                                                        ------------
                                                                                          11,210,910
                                                                                        ------------
Health Care (14.0%)
  Jones Medical Industries, Inc. ............................   US             16,700        638,775         1.9
    MEDICAL TECHNOLOGY & SUPPLIES
  SangStat Medical Corp.-/- .................................   US              9,400        380,700         1.1
    MEDICAL TECHNOLOGY & SUPPLIES
  Atria Communities, Inc.-/- ................................   US             21,300        364,763         1.1
    HEALTH CARE SERVICES
  ESC Medical Systems Ltd.-/- {\/} ..........................   ISRL            9,400        364,250         1.1
    MEDICAL TECHNOLOGY & SUPPLIES
  SEQUUS Pharmaceuticals, Inc.-/- ...........................   US             47,900        356,256         1.0
    PHARMACEUTICALS
  AmeriSource Health Corp. "A"-/- ...........................   US              5,600        329,000         1.0
    HEALTH CARE SERVICES
  Waters Corp.-/- ...........................................   US              8,500        319,813         0.9
    MEDICAL TECHNOLOGY & SUPPLIES
  Arris Pharmaceutical Corp.-/- .............................   US             36,800        308,200         0.9
    PHARMACEUTICALS
  Pharmacopeia, Inc.-/- .....................................   US             18,100        289,600         0.9
    BIOTECHNOLOGY
  Lunar Corp.-/- ............................................   US             13,800        282,900         0.8
    MEDICAL TECHNOLOGY & SUPPLIES
  VIVUS, Inc.-/- ............................................   US             24,600        261,375         0.8
    MEDICAL TECHNOLOGY & SUPPLIES
  COR Therapeutics, Inc.-/- .................................   US              9,700        218,250         0.6
    BIOTECHNOLOGY
  Focal, Inc.-/- ............................................   US             18,000        191,250         0.6
    MEDICAL TECHNOLOGY & SUPPLIES
  Nitinol Medical Technologies, Inc.-/- .....................   US             15,000        120,000         0.4
    MEDICAL TECHNOLOGY & SUPPLIES
  Gilead Sciences, Inc.-/- ..................................   US              2,700        103,275         0.3
    BIOTECHNOLOGY
  AmeriPath, Inc.-/- ........................................   US              5,800         98,600         0.3
    HEALTH CARE SERVICES
  Depotech Corp.-/- .........................................   US             23,500         83,719         0.2
    PHARMACEUTICALS
  Sofamor Danek Group, Inc.-/- ..............................   US                600         39,038         0.1
    MEDICAL TECHNOLOGY & SUPPLIES
                                                                                        ------------
                                                                                           4,749,764
                                                                                        ------------

    The accompanying notes are an integral part of the financial statements.

                                       F3

                               SMALL CAP PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Technology (12.8%)
  Software AG Systems, Inc.-/- ..............................   US             31,600   $    458,200         1.3
    SOFTWARE
  Documentum, Inc.-/- .......................................   US             10,000        421,250         1.2
    SOFTWARE
  Analysts International Corp. ..............................   US             11,050        381,225         1.1
    COMPUTERS & PERIPHERALS
  Roper Industries, Inc. ....................................   US             12,600        355,950         1.0
    INSTRUMENTATION & TEST
  Pegasystems, Inc.-/- ......................................   US             16,000        323,000         0.9
    SOFTWARE
  Integrated Circuit Systems, Inc.-/- .......................   US             10,900        310,650         0.9
    SEMICONDUCTORS
  MRV Communications, Inc.-/- ...............................   US             12,900        307,988         0.9
    TELECOM TECHNOLOGY
  Ciber, Inc.-/- ............................................   US              4,800        278,400         0.8
    COMPUTERS & PERIPHERALS
  Inacom Corp.-/- ...........................................   US              9,300        260,981         0.8
    COMPUTERS & PERIPHERALS
  Peerless Systems Corp.-/- .................................   US             18,500        238,188         0.7
    SOFTWARE
  Metro Information Services, Inc.-/- .......................   US              7,700        213,675         0.6
    COMPUTERS & PERIPHERALS
  Aspect Development, Inc.-/- ...............................   US              3,400        176,800         0.5
    SOFTWARE
  Logility, Inc.-/- .........................................   US             18,100        176,475         0.5
    SOFTWARE
  Cirrus Logic, Inc.-/- .....................................   US             15,800        167,875         0.5
    SEMICONDUCTORS
  Pericom Semiconductor Corp.-/- ............................   US             15,400        112,613         0.3
    SEMICONDUCTORS
  FactSet Research Systems, Inc.-/- .........................   US              2,300         70,725         0.2
    COMPUTERS & PERIPHERALS
  Aehr Test Systems-/- ......................................   US              8,400         67,200         0.2
    INSTRUMENTATION & TEST
  PRI Automation, Inc.-/- ...................................   US              2,000         57,750         0.2
    COMPUTERS & PERIPHERALS
  Excel Switching Corp.-/- ..................................   US              2,800         50,050         0.2
    TELECOM TECHNOLOGY
                                                                                        ------------
                                                                                           4,428,995
                                                                                        ------------
Finance (9.3%)
  AmeriCredit Corp.-/- ......................................   US             15,100        418,081         1.2
    CONSUMER FINANCE
  Camden Property Trust .....................................   US             13,400        415,400         1.2
    REAL ESTATE INVESTMENT TRUST
  LaSalle Partners, Inc.-/- .................................   US             11,500        409,688         1.2
    REAL ESTATE
  Affiliated Managers Group, Inc.-/- ........................   US             13,000        377,000         1.1
    INVESTMENT MANAGEMENT

    The accompanying notes are an integral part of the financial statements.

                                       F4

                               SMALL CAP PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Finance (Continued)
  ARM Financial Group, Inc. "A"-/- ..........................   US             13,200   $    348,150         1.0
    INVESTMENT MANAGEMENT
  HomeSide, Inc.-/- .........................................   US             12,000        330,750         1.0
    SAVINGS & LOANS
  Stirling Cooke Brown Holdings Ltd.-/- .....................   US              8,900        218,050         0.6
    INSURANCE - PROPERTY-CASUALTY
  Resource America, Inc. "A" ................................   US              3,900        178,425         0.5
    CONSUMER FINANCE
  American Capital Strategies Ltd. ..........................   US              9,800        177,625         0.5
    CONSUMER FINANCE
  PAULA Financial-/- ........................................   US              5,800        133,400         0.4
    REAL ESTATE
  Tower Realty Trust, Inc. ..................................   US              5,100        125,588         0.4
    REAL ESTATE INVESTMENT TRUST
  Citizens National Bank of Texas ...........................   US              6,600         82,500         0.2
    BANKS-REGIONAL
                                                                                        ------------
                                                                                           3,214,657
                                                                                        ------------
Capital Goods (7.2%)
  General Cable Corp.-/- ....................................   US             17,500        633,281         1.9
    INDUSTRIAL COMPONENTS
  Knoll, Inc.-/- ............................................   US             18,400        591,100         1.7
    OFFICE EQUIPMENT
  Chart Industries, Inc. ....................................   US             17,100        390,094         1.1
    MACHINERY & ENGINEERING
  OSI Systems, Inc.-/- ......................................   US             22,300        273,175         0.8
    ELECTRICAL PLANT/EQUIPMENT
  Wyman-Gordon Co.-/- .......................................   US             13,700        268,863         0.8
    ELECTRICAL PLANT/EQUIPMENT
  The Middleby Corp.-/- .....................................   US             20,700        161,719         0.5
    MACHINERY & ENGINEERING
  Power-One, Inc.-/- ........................................   US              9,000        123,750         0.4
    INDUSTRIAL COMPONENTS
                                                                                        ------------
                                                                                           2,441,982
                                                                                        ------------
Energy (5.3%)
  Newfield Exploration Co.-/- ...............................   US             27,900        650,419         1.9
    OIL
  Hanover Compressor Co.-/- .................................   US             27,800        556,000         1.6
    ENERGY EQUIPMENT & SERVICES
  Pride International, Inc.-/- ..............................   US             10,400        262,600         0.8
    OIL
  ADAC Laboratories-/- ......................................   US             13,100        258,725         0.8
    ENERGY EQUIPMENT & SERVICES
  Dril-Quip, Inc.-/- ........................................   US              2,000         70,250         0.2
    ENERGY EQUIPMENT & SERVICES
                                                                                        ------------
                                                                                           1,797,994
                                                                                        ------------

    The accompanying notes are an integral part of the financial statements.

                                       F5

                               SMALL CAP PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Consumer Non-Durables (4.2%)
  JLK Direct Distribution, Inc. "A"-/- ......................   US             20,200   $    565,600         1.7
    OTHER CONSUMER GOODS
  DM Management Co.-/- ......................................   US             20,900        326,563         1.0
    OTHER CONSUMER GOODS
  GameTech International, Inc.-/- ...........................   US             30,100        323,575         1.0
    RECREATION
  Meadowcraft, Inc.-/- ......................................   US             13,600        159,800         0.5
    HOUSEHOLD PRODUCTS
                                                                                        ------------
                                                                                           1,375,538
                                                                                        ------------
Materials/Basic Industry (3.9%)
  Cambrex Corp. .............................................   US             10,100        464,600         1.4
    CHEMICALS
  Gibraltar Steel Corp.-/- ..................................   US             22,600        446,350         1.3
    METALS - STEEL
  Crompton & Knowles Corp. ..................................   US             12,700        336,550         1.0
    CHEMICALS
  Steel Dynamics, Inc.-/- ...................................   US              4,200         67,200         0.2
    METALS - STEEL
                                                                                        ------------
                                                                                           1,314,700
                                                                                        ------------
Consumer Durables (3.8%)
  Avis Rent A Car, Inc.-/- ..................................   US             17,000        542,938         1.6
    TRANSPORTATION - ROAD & RAIL
  Tower Automotive, Inc.-/- .................................   US             10,800        454,275         1.3
    AUTO PARTS
  Aftermarket Technology Corp.-/- ...........................   US             17,400        315,375         0.9
    AUTO PARTS
                                                                                        ------------
                                                                                           1,312,588
                                                                                        ------------
Multi-Industry/Miscellaneous (2.5%)
  Cornell Corrections, Inc.-/- ..............................   US             23,500        487,625         1.4
    MISCELLANEOUS
  Equity Corporation International-/- .......................   US             15,600        360,750         1.1
    MISCELLANEOUS
                                                                                        ------------
                                                                                             848,375
                                                                                        ------------       -----

TOTAL EQUITY INVESTMENTS (cost $31,799,304) .................                             32,695,503        95.8
                                                                                        ------------       -----

    The accompanying notes are an integral part of the financial statements.

                                       F6

                               SMALL CAP PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
REPURCHASE AGREEMENT                                                                      (NOTE 1)        ASSETS
-------------------------------------------------------------                           ------------   -------------
  Dated December 31, 1997, with State Street Bank & Trust
   Co., due January 2, 1998, for an effective yield of 5.80%
   collateralized by $905,000 U.S. Treasury Notes, 5.75% due
   12/31/98 (market value of collateral is $905,993,
   including accrued interest). (cost $884,000)  ............                           $    884,000         2.6
                                                                                        ------------       -----

TOTAL INVESTMENTS (cost $32,683,304)  * .....................                             33,579,503        98.4
Other Assets and Liabilities ................................                                554,948         1.6
                                                                                        ------------       -----

NET ASSETS ..................................................                           $ 34,134,451       100.0
                                                                                        ------------       -----
                                                                                        ------------       -----

--------------

        -/-  Non-income producing security.
       {\/}  U.S. currency denominated.
          * For Federal income tax purposes, cost is $32,768,260 and appreciation (depreciation) is as follows:

                 Unrealized appreciation:         $   2,952,339
                 Unrealized depreciation:            (2,141,096)
                                                  -------------
                 Net unrealized appreciation:     $     811,243
                                                  -------------
                                                  -------------

    The accompanying notes are an integral part of the financial statements.

                                       F7

                                VALUE PORTFOLIO

                            PORTFOLIO OF INVESTMENTS

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Finance (36.6%)
  Student Loan Marketing Association ........................   US              5,175   $    719,972         2.9
    OTHER FINANCIAL
  Travelers Group, Inc. .....................................   US             11,850        638,419         2.6
    INSURANCE - MULTI-LINE
  Allstate Corp. ............................................   US              6,875        624,766         2.5
    INSURANCE - MULTI-LINE
  Chase Manhattan Corp. .....................................   US              5,675        621,413         2.5
    BANKS-MONEY CENTER
  Household International, Inc. .............................   US              4,600        586,779         2.4
    OTHER FINANCIAL
  NationsBank Corp. .........................................   US              9,600        583,800         2.3
    BANKS-SUPER REGIONAL
  First Union Corp. (N.C.) ..................................   US             11,300        579,125         2.3
    BANKS-SUPER REGIONAL
  Exel Ltd. .................................................   US              8,900        564,038         2.3
    INSURANCE - PROPERTY-CASUALTY
  BankAmerica Corp. .........................................   US              7,250        529,250         2.1
    BANKS-SUPER REGIONAL
  Citicorp ..................................................   US              4,100        518,394         2.1
    BANKS-MONEY CENTER
  Fleet Financial Group, Inc. ...............................   US              5,800        434,638         1.8
    BANKS-SUPER REGIONAL
  GreenPoint Financial Corp. ................................   US              5,900        428,119         1.7
    BANKS-REGIONAL
  Norwest Corp. .............................................   US             10,950        422,944         1.7
    BANKS-REGIONAL
  Equity Office Properties Trust ............................   US              9,700        306,156         1.2
    REAL ESTATE INVESTMENT TRUST
  Crescent Real Estate Equities Co. .........................   US              7,200        283,500         1.1
    REAL ESTATE INVESTMENT TRUST
  Tower Realty Trust, Inc. ..................................   US             11,100        273,338         1.1
    REAL ESTATE INVESTMENT TRUST
  Patriot American Hospitality, Inc. ........................   US              9,198        265,017         1.1
    REAL ESTATE INVESTMENT TRUST
  Equity Residential Property Trust .........................   US              4,875        246,492         1.0
    REAL ESTATE INVESTMENT TRUST
  Highwoods Properties, Inc. ................................   US              6,425        238,930         1.0
    REAL ESTATE INVESTMENT TRUST
  Felcor Suite Hotels, Inc. .................................   US              6,025        213,888         0.9
    REAL ESTATE INVESTMENT TRUST
                                                                                        ------------
                                                                                           9,078,978
                                                                                        ------------
Energy (16.4%)
  McDermott International, Inc. .............................   US             13,900        509,088         2.0
    ENERGY EQUIPMENT & SERVICES
  Mobil Corp. ...............................................   US              6,300        454,781         1.8
    OIL
  Amerada Hess Corp. ........................................   US              8,025        440,372         1.8
    OIL

    The accompanying notes are an integral part of the financial statements.

                                       F8

                                 VALUE PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Energy (Continued)
  Tosco Corp. ...............................................   US             10,600   $    400,813         1.6
    GAS PRODUCTION & DISTRIBUTION
  Unocal Corp. ..............................................   US              9,800        380,363         1.5
    OIL
  Ultramar Diamond Shamrock Corp. ...........................   US             11,925        380,109         1.5
    OIL
  Pinnacle West Capital Corp. ...............................   US              8,025        340,059         1.4
    ELECTRICAL & GAS UTILITIES
  Texaco, Inc. ..............................................   US              5,850        318,094         1.3
    OIL
  Edison International ......................................   US             10,300        280,031         1.1
    ELECTRICAL & GAS UTILITIES
  Central & South West Corp. ................................   US              8,700        235,444         1.0
    ELECTRICAL & GAS UTILITIES
  GPU, Inc. .................................................   US              5,225        220,103         0.9
    ELECTRICAL & GAS UTILITIES
  CMS Energy Corp. ..........................................   US              2,550        112,359         0.5
    ELECTRICAL & GAS UTILITIES
                                                                                        ------------
                                                                                           4,071,616
                                                                                        ------------
Services (14.5%)
  Bell Atlantic Corporation .................................   US              7,500        682,500         2.8
    TELEPHONE - REGIONAL/LOCAL
  Federated Department Stores, Inc.-/- ......................   US             15,800        680,388         2.7
    RETAILERS-APPAREL
  U.S. West, Inc. ...........................................   US             12,500        564,063         2.3
    TELEPHONE - REGIONAL/LOCAL
  Burlington Northern, Inc. .................................   US              6,000        557,625         2.3
    TRANSPORTATION - ROAD & RAIL
  The Limited, Inc. .........................................   US             19,825        505,538         2.0
    RETAILERS-APPAREL
  Time Warner, Inc. .........................................   US              5,525        342,550         1.4
    BROADCASTING & PUBLISHING
  ITT Corp.-/- ..............................................   US              3,100        256,913         1.0
    LEISURE & TOURISM
                                                                                        ------------
                                                                                           3,589,577
                                                                                        ------------
Materials/Basic Industry (11.2%)
  Imperial Chemical Industries PLC - ADR{\/} ................   UK             10,900        707,819         2.9
    CHEMICALS
  Hercules, Inc. ............................................   US              8,075        404,255         1.6
    CHEMICALS
  Stone Container Corp.-/- ..................................   US             38,600        402,888         1.6
    PAPER/PACKAGING
  Crompton & Knowles Corp. ..................................   US             14,400        381,600         1.5
    CHEMICALS
  W.R. Grace & Co. ..........................................   US              4,225        339,848         1.4
    CHEMICALS
  Aluminum Company of America (ALCOA) .......................   US              4,400        309,650         1.2
    METALS - NON-FERROUS

    The accompanying notes are an integral part of the financial statements.

                                       F9

                                 VALUE PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
EQUITY INVESTMENTS                                             COUNTRY      SHARES        (NOTE 1)        ASSETS
-------------------------------------------------------------  --------   -----------   ------------   -------------
Materials/Basic Industry (Continued)
  PPG Industries, Inc. ......................................   US              4,200   $    239,925         1.0
    CHEMICALS
                                                                                        ------------
                                                                                           2,785,985
                                                                                        ------------
Consumer Durables (6.4%)
  Ford Motor Co. ............................................   US             14,650        713,272         2.9
    AUTOMOBILES
  Chrysler Corp. ............................................   US             12,725        447,761         1.8
    AUTOMOBILES
  Dollar Thrifty Automotive Group, Inc.-/- ..................   US             20,000        410,000         1.7
    AUTOMOBILES
                                                                                        ------------
                                                                                           1,571,033
                                                                                        ------------
Consumer Non-Durables (5.2%)
  RJR Nabisco Holdings Corp. ................................   US             16,875        632,813         2.5
    TOBACCO
  Philip Morris Cos., Inc. ..................................   US              8,550        387,422         1.6
    TOBACCO
  Fruit of the Loom, Inc.-/- ................................   US             10,700        274,188         1.1
    TEXTILES & APPAREL
                                                                                        ------------
                                                                                           1,294,423
                                                                                        ------------
Technology (4.9%)
  International Business Machines Corp. .....................   US              7,000        731,938         2.9
    COMPUTERS & PERIPHERALS
  Compaq Computer Corp.-/- ..................................   US              8,950        505,116         2.0
    COMPUTERS & PERIPHERALS
                                                                                        ------------
                                                                                           1,237,054
                                                                                        ------------
Capital Goods (1.2%)
  Textron, Inc. .............................................   US              4,800        300,000         1.2
    AEROSPACE/DEFENSE
                                                                                        ------------       -----

TOTAL EQUITY INVESTMENTS (cost $21,927,922) .................                             23,928,666        96.4
                                                                                        ------------       -----

    The accompanying notes are an integral part of the financial statements.

                                      F10

                                 VALUE PORTFOLIO

                               December 31, 1997

--------------------------------------------------------------------------------

                                                                                           VALUE         % OF NET
REPURCHASE AGREEMENT                                                                      (NOTE 1)        ASSETS
-------------------------------------------------------------                           ------------   -------------
  Dated December 31, 1997, with State Street Bank & Trust
   Co., due January 2, 1998, for an effective yield of 5.80%, collateralized by $1,130,000 U.S. Treasury Notes, 5.75%
   due 12/31/98 (market value of collateral is $1,131,060,
   including accrued interest).
   (cost $1,104,000)  .......................................                           $  1,104,000         4.4
                                                                                        ------------       -----

TOTAL INVESTMENTS (cost $23,031,922)  * .....................                             25,032,666       100.8
Other Assets and Liabilities ................................                               (129,067)       (0.8)
                                                                                        ------------       -----

NET ASSETS ..................................................                           $ 24,903,599       100.0
                                                                                        ------------       -----
                                                                                        ------------       -----

--------------

        -/-  Non-income producing security.
       {\/}  U.S. currency denominated.
          * For Federal income tax purposes, cost is $23,069,999 and appreciation (depreciation) is as follows:

                 Unrealized appreciation:         $   2,281,685
                 Unrealized depreciation:              (319,018)
                                                  -------------
                 Net unrealized appreciation:     $   1,962,667
                                                  -------------
                                                  -------------

             Abbreviation:
             ADR--American Depositary Receipt

    The accompanying notes are an integral part of the financial statements.

                                      F11

                               SMALL CAP PORTFOLIO

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                               December 31, 1997

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost $32,683,304) (Note 1)................................... $33,579,503
  U.S. currency.....................................................................................         927
  Receivable for securities sold....................................................................     887,683
  Unamortized organizational costs (Note 1).........................................................      13,972
  Dividends receivable..............................................................................      10,766
  Interest receivable...............................................................................         142
                                                                                                      ----------
    Total assets....................................................................................  34,492,993
                                                                                                      ----------
Liabilities:
  Payable for securities purchased..................................................................     348,610
  Payable for professional fees.....................................................................       5,453
  Payable for custodian fees........................................................................       2,924
  Payable for Trustees' fees and expenses (Note 2)..................................................         653
  Other accrued expenses............................................................................         902
                                                                                                      ----------
    Total liabilities...............................................................................     358,542
                                                                                                      ----------
Net assets.......................................................................................... $34,134,451
                                                                                                      ----------
                                                                                                      ----------
Net assets consist of:
  Paid in capital................................................................................... $29,310,377
  Accumulated net investment income.................................................................     138,935
  Accumulated net realized gain on investments and foreign currency transactions....................   3,788,940
  Net unrealized appreciation of investments........................................................     896,199
                                                                                                      ----------
Total -- representing net assets applicable to shares of beneficial interest outstanding............ $34,134,451
                                                                                                      ----------
                                                                                                      ----------

    The accompanying notes are an integral part of the financial statements.

                                      F12

                               SMALL CAP PORTFOLIO

                             STATEMENT OF OPERATIONS

                          Year ended December 31, 1997

--------------------------------------------------------------------------------

Investment income: (Note 1)
  Interest income.............................................................................  $  95,213
  Dividend income.............................................................................     35,957
                                                                                                ---------
    Total investment income...................................................................    131,170
                                                                                                ---------
Expenses:
  Investment management and administration fees (Note 2)......................................    120,544
  Custodian fees..............................................................................     21,876
  Legal fees..................................................................................     11,855
  Amortization of organization costs (Note 1).................................................      5,000
  Audit fees..................................................................................      3,000
  Other expenses (Note 1).....................................................................        122
                                                                                                ---------
    Total expenses before reductions..........................................................    162,397
                                                                                                ---------
      Expense reductions......................................................................    (20,049)
                                                                                                ---------
    Total net expenses........................................................................    142,348
                                                                                                ---------
Net investment loss...........................................................................    (11,178)
                                                                                                ---------
Net realized and unrealized gain on investments: (Note 1)
  Net realized gain on investments................................................. $2,524,251
  Net change in unrealized appreciation of investments.............................  1,674,235
                                                                                     ---------
Net realized and unrealized gain on investments...............................................  4,198,486
                                                                                                ---------
Net increase in net assets resulting from operations.......................................... $4,187,308
                                                                                                ---------
                                                                                                ---------

    The accompanying notes are an integral part of the financial statements.

                                      F13

                               SMALL CAP PORTFOLIO

                       STATEMENT OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                                              YEAR ENDED     YEAR ENDED
                                                                             DECEMBER 31,   DECEMBER 31,
                                                                                 1997           1996
                                                                             -------------  -------------
Increase in net assets
Operations:
  Net investment income (loss).............................................   $   (11,178)   $   145,368
  Net realized gain on investments and foreign currency transactions.......     2,524,251      1,264,689
  Net change in unrealized appreciation (depreciation) of investments......     1,674,235       (782,829)
                                                                             -------------  -------------
    Net increase in net assets resulting from operations...................     4,187,308        627,228
                                                                             -------------  -------------
Beneficial interest transactions:
  Contributions............................................................    34,998,418     31,029,243
  Withdrawals..............................................................   (24,498,523)   (15,955,572)
                                                                             -------------  -------------
    Net increase from beneficial interest transactions.....................    10,499,895     15,073,671
                                                                             -------------  -------------
Total increase in net assets...............................................    14,687,203     15,700,899
Net assets:
  Beginning of year........................................................    19,447,248      3,746,349
                                                                             -------------  -------------
  End of year..............................................................   $34,134,451    $19,447,248
                                                                             -------------  -------------
                                                                             -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                                      F14

                               SMALL CAP PORTFOLIO

                               SUPPLEMENTARY DATA

--------------------------------------------------------------------------------
Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                        OCTOBER 18, 1995
                                                                         (COMMENCEMENT
                                           YEAR ENDED     YEAR ENDED     OF OPERATIONS)
                                          DECEMBER 31,   DECEMBER 31,   TO DECEMBER 31,
                                              1997           1996             1995
                                          ------------   ------------   ----------------
Ratios and supplemental data:
Net assets, end of period (in 000's)....   $ 34,134       $ 19,447         $  3,746
Ratio of net investment income to
 average net assets.....................      (0.04)%         0.94%            1.74% (a)
Ratio of expenses to average net assets:
  With expense reductions...............       0.56%          0.70%            2.33% (a)
  Without expense reductions............       0.64%          0.70%            2.33% (a)
Portfolio turnover rate+................        233%           150%             N/A
Average commission rate per share paid
 on portfolio transactions+.............   $ 0.0517       $ 0.0489              N/A

--------------

 (a) Annualized
  + Portfolio turnover rate and average commission rate paid on portfolio transactions are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

                                      F15

                                 VALUE PORTFOLIO

                              STATEMENT OF ASSETS
                                 AND LIABILITIES
                               December 31, 1997

--------------------------------------------------------------------------------

Assets:
  Investments in securities, at value (cost $23,031,922) (Note 1)................................... $25,032,666
  U.S. currency.....................................................................................         988
  Receivable for securities sold....................................................................      90,237
  Dividends receivable..............................................................................      42,920
  Unamortized organizational costs (Note 1).........................................................      13,971
  Interest receivable...............................................................................         178
                                                                                                      ----------
    Total assets....................................................................................  25,180,960
                                                                                                      ----------
Liabilities:
  Payable for securities purchased..................................................................     263,514
  Payable for professional fees.....................................................................       4,364
  Payable for Trustees' fees and expenses (Note 2)..................................................       3,783
  Payable for custodian fees........................................................................       2,892
  Other accrued expenses............................................................................       2,808
                                                                                                      ----------
    Total liabilities...............................................................................     277,361
                                                                                                      ----------
Net assets.......................................................................................... $24,903,599
                                                                                                      ----------
                                                                                                      ----------
Net assets consist of:
  Paid in capital................................................................................... $20,468,434
  Accumulated net investment income.................................................................     347,658
  Accumulated net realized gain on investments and foreign currency transactions....................   2,086,763
  Net unrealized appreciation of investments........................................................   2,000,744
                                                                                                      ----------
Total -- representing net assets applicable to shares of beneficial interest outstanding............ $24,903,599
                                                                                                      ----------
                                                                                                      ----------

    The accompanying notes are an integral part of the financial statements.

                                      F16

                                 VALUE PORTFOLIO

                             STATEMENT OF OPERATIONS

                          Year ended December 31, 1997

--------------------------------------------------------------------------------

Investment income: (Note 1)
  Dividend income.............................................................................  $ 357,943
  Interest income.............................................................................     46,139
                                                                                                ---------
    Total investment income...................................................................    404,082
                                                                                                ---------
Expenses:
  Investment management and administration fees (Note 2)......................................     74,372
  Custodian fees..............................................................................      9,431
  Legal fees..................................................................................      8,817
  Amortization of organization costs (Note 1).................................................      5,000
  Audit fees..................................................................................      4,949
  Trustees' fees and expenses (Note 2)........................................................        130
  Other expenses (Note 1).....................................................................      4,351
                                                                                                ---------
    Total expenses before reductions..........................................................    107,050
                                                                                                ---------
      Expense reductions......................................................................     (1,332)
                                                                                                ---------
    Total net expenses........................................................................    105,718
                                                                                                ---------
Net investment income.........................................................................    298,364
                                                                                                ---------
Net realized and unrealized gain on investments: (Note 1)
  Net realized gain on investments................................................. $1,352,859
  Net change in unrealized appreciation of investments.............................  2,016,032
                                                                                     ---------
Net realized and unrealized gain on investments...............................................  3,368,891
                                                                                                ---------
Net increase in net assets resulting from operations.......................................... $3,667,255
                                                                                                ---------
                                                                                                ---------

    The accompanying notes are an integral part of the financial statements.

                                      F17

                                 VALUE PORTFOLIO

                       STATEMENT OF CHANGES IN NET ASSETS

--------------------------------------------------------------------------------

                                                                              YEAR ENDED     YEAR ENDED
                                                                             DECEMBER 31,   DECEMBER 31,
                                                                                 1997           1996
                                                                             -------------  -------------
Increase in net assets
Operations:
  Net investment income....................................................   $   298,364    $    50,661
  Net realized gain on investments and foreign currency transactions.......     1,352,859        733,904
  Net change in unrealized appreciation (depreciation) of investments......     2,016,032        (69,965)
                                                                             -------------  -------------
    Net increase in net assets resulting from operations...................     3,667,255        714,600
                                                                             -------------  -------------
Beneficial interest transactions:
  Contributions............................................................    24,444,169     10,565,026
  Withdrawals..............................................................   (11,524,091)    (4,841,948)
                                                                             -------------  -------------
    Net increase from beneficial interest transactions.....................    12,920,078      5,723,078
                                                                             -------------  -------------
Total increase in net assets...............................................    16,587,333      6,437,678
Net assets:
  Beginning of year........................................................     8,316,266      1,878,588
                                                                             -------------  -------------
  End of year..............................................................   $24,903,599    $ 8,316,266
                                                                             -------------  -------------
                                                                             -------------  -------------

    The accompanying notes are an integral part of the financial statements.

                                      F18

                                 VALUE PORTFOLIO

                               SUPPLEMENTARY DATA

--------------------------------------------------------------------------------
Contained below are ratios and supplemental data that have been derived from information provided in the financial statements.

                                                                        OCTOBER 18, 1995
                                                                         (COMMENCEMENT
                                           YEAR ENDED     YEAR ENDED     OF OPERATIONS)
                                          DECEMBER 31,   DECEMBER 31,   TO DECEMBER 31,
                                              1997           1996             1995
                                          ------------   ------------   ----------------
Ratios and supplemental data:
Net assets, end of period (in 000's)....   $ 24,904       $  8,316         $  1,879
Ratio of net investment income to
 average net assets.....................       1.90%          0.88%           (1.04)% (a)
Ratio of expenses to average net assets:
  With expense reductions...............       0.67%          1.06%            4.33% (a)
  Without expense reductions............       0.68%          1.06%            4.33% (a)
Portfolio turnover rate+................         93%           256%             N/A
Average commission rate per share paid
 on portfolio transactions+.............   $ 0.0278       $ 0.0551              N/A

--------------

 (a) Annualized
  + Portfolio turnover rate and average commission rate paid on portfolio transactions are calculated on the basis of the Portfolio as a whole without distinguishing between the classes of shares issued.

    The accompanying notes are an integral part of the financial statements.

                                      F19

                              SMALL CAP PORTFOLIO
                                 VALUE PORTFOLIO

                                    NOTES TO
                              FINANCIAL STATEMENTS
                               December 31, 1997

--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES
Small Cap Portfolio and Value Portfolio ("Portfolios") are organized as New York Trusts and are registered under the Investment Company Act of 1940, as amended ("1940 Act"), as a diversified open-end management investment companies. The following is a summary of significant accounting policies consistently followed by the Portfolios in the preparation of the financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

(A)  PORTFOLIO  VALUATION
The Portfolios calculate the net asset value of and complete orders to purchase, exchange or repurchase Portfolio shares of beneficial interest on each business day, with the exception of those days on which the New York Stock Exchange is closed.

Equity securities are valued at the last sale price on the exchange on which such securities are traded, or on the principal over-the-counter market on which such securities are traded, as of the close of business on the day the securities are being valued or, lacking any sales, at the last available bid price. In cases where securities are traded on more than one exchange, the securities are valued on the exchange determined by Chancellor LGT Asset Management, Inc. (the "Manager") to be the primary market.

Fixed income investments are valued at the mean of representative quoted bid and ask prices for such investments or, if such prices are not available, at prices for investments of comparative maturity, quality and type; however, when the Manager deems it appropriate, prices obtained for the day of valuation from a bond pricing service will be used. Short-term investments with a maturity of 60 days or less are valued at amortized cost, adjusted for market fluctuation, if any.

Investments for which market quotations are not readily available (including restricted securities which are subject to limitations on their sale) are valued at fair value as determined in good faith by or under the direction of the Company's Board of Trustees.

(B) REPURCHASE  AGREEMENTS
With respect to repurchase agreements entered into by a Portfolio (the phrase "Portfolio" hereinafter includes each of the two Portfolios), it is the Portfolio's policy to always receive, as collateral, United States government securities or other high quality debt securities of which the value, including accrued interest, is at least equal to the amount to be repaid to the Portfolio under each agreement at its maturity.

(C) OPTION  ACCOUNTING  PRINCIPLES
When a Portfolio writes a call or put option, an amount equal to the premium received is included in the Portfolio's "Statement of Assets and Liabilities" as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of the option. The current market value of an option listed on a traded exchange is valued at its last bid price, or, in the case of an over-the-counter option, is valued at the average of the last bid prices obtained from brokers, unless a quotation from only one broker is available, in which case only that broker's price will be used. If an option expires on its stipulated expiration date or if the

Portfolio enters into a closing purchase transaction, a gain or loss is realized without regard to any unrealized gain or loss on the underlying security, and the liability related to such option is extinguished. If a written call option is exercised, a gain or loss is realized from the sale of the underlying security and the proceeds of the sale are increased by the premium originally received. If a written put option is exercised, the cost of the underlying security purchased would be decreased by the premium originally received. The Portfolio can write options only on a covered basis, which, for a call, requires that the Portfolio hold the underlying security, and, for a put, requires the Portfolio to set aside cash, U.S. government securities or other liquid securities in an amount not less than the exercise price or otherwise provide adequate cover at all times while the put option is outstanding. The Portfolio may use options to manage its exposure to the stock market and to fluctuations in interest rates.

The premium paid by the Portfolio for the purchase of a call or put option is included in the Portfolio's "Statement of Assets and Liabilities" as an investment and subsequently "marked-to-market" to reflect the current market value of the option. If an option which the Portfolio has purchased expires on the stipulated expiration date, the Portfolio realizes a loss in the amount of the cost of the option. If the Portfolio enters into a closing sale transaction, the Portfolio realizes a gain or loss, depending on whether proceeds from the closing sale transaction are greater or less than the cost of the option. If the Portfolio exercises a call option, the cost of the securities acquired by exercising the call is increased by the premium paid to buy the call. If the Portfolio exercises a put option, it realizes a gain or loss from the sale of the underlying security, and the proceeds from such sale are decreased by the premium originally paid.

The risk associated with purchasing options is limited to the premium originally paid. The risk in writing a call option is that the Portfolio may forego the opportunity of profit if the market value of the underlying security or index increases and the option is exercised. The risk in writing a put option is that the Portfolio may incur a loss if the market value of the underlying security or index decreases and the option is exercised. In addition, there is the risk the Portfolio may not be able to enter into a closing transaction because of an illiquid secondary market.

(D) FUTURES  CONTRACTS
A futures contract is an agreement between two parties to buy and sell a security at a set price on a future date. Upon entering into such a contract the Portfolio is required to pledge to the broker an amount of cash or securities equal to the minimum "initial margin" requirements of the exchange on which the contract is traded. Pursuant to the contract, a Portfolio agrees to receive from or pay to the broker an amount of cash equal to the daily fluctuation in value of the contract. Such receipts or payments are known as "variation margin" and are recorded by the Portfolio as unrealized gains or losses. When the contract


                                      F21

                               SMALL CAP PORTFOLIO
                                 VALUE PORTFOLIO

is closed, the Portfolio records a realized gain or loss equal to the difference between the value of the contract at the time it was opened and the value at the time it was closed. The potential risk to the Portfolio is that the change in value of the underlying securities may not correlate to the change in value of the contracts. The Portfolio may use futures contracts to manage its exposure to the stock market and to fluctuations in interest rates.

(E) SECURITY  TRANSACTIONS AND RELATED  INVESTMENT INCOME
Security transactions are accounted for on the trade date (date the order to buy or sell is executed). The cost of securities sold is determined on a first-in, first-out basis, unless otherwise specified. Dividends are recorded on the ex-dividend date. Interest income is recorded on the accrual basis. Where a high level of uncertainty exists as to its collection, income is recorded net of all withholding tax with any rebate recorded when received. The Portfolio may trade securities on other than normal settlement terms. This may increase the risk if the other party to the transaction fails to deliver and causes the Portfolio to subsequently invest at less advantageous prices.

(F) PORTFOLIO SECURITIES LOANED At December 31, 1997 Small Cap Portfolio and Value Portfolio had stocks with an aggregate value of $1,812,494 and $794,531 respectively, which were on loan to brokers. The loans were secured by cash collateral of $1,869,550, received by Small Cap Portfolio and $810,000, received by Value Portfolio. Cash collateral is received by the Portfolio against loaned securities in the amount at least equal to 102% of the market value of the loaned securities at the inception of each loan. The collateral cash is invested in a securities lending trust which consists of a portfolio of high quality short duration securities whose average effective duration is restricted to 120 days or less. This collateral must be maintained at not less than 100% of the market value of the loaned securities during the period of the loan. Small Cap Portfolio and Value Portfolio received securities lending fees of $17,489 and $896 respectively.

(G) DEFERRED  ORGANIZATIONAL  EXPENSES
Expenses incurred by the Portfolios in connection with their organization, their initial registration with the Securities and Exchange Commission and with various states and the initial public offering of their shares aggregated $25,000 for each Portfolio. These expenses are being amortized on a straightline basis over a five-year period.

(H) TAXES
It is the policy of the Portfolios to meet the requirements of the Internal Revenue Code of 1986, as amended ("Code"). Therefore, no provision has been made for Federal taxes on income, capital gains, or unrealized appreciation of securities held, and excise tax on income and capital gains.

(I) RESTRICTED SECURITIES
A Portfolio is permitted to invest in privately placed restricted securities. These securities may be resold in transactions exempt from registration or to the public if the securities are registered. Disposal of these securities may involve time-consuming negotiations and expense, and prompt sale at an acceptable price may be difficult.

(J) INDEXED SECURITIES
A Portfolio may invest in indexed securities whose value is linked either directly or indirectly to changes in foreign currencies, interest rates, equities, indices, or other reference instruments. Indexed securities may be more volatile than the reference instrument itself, but any loss is limited to the amount of the original investment.

(K) LINE OF CREDIT
Each of the GT Global America Small Cap Growth Fund and the GT Global America Value Fund (and their respective Portfolios), along with certain other funds advised and/or administered by the Manager, has a line of credit with BankBoston and State Street Bank & Trust Company. The arrangements with the banks allow all specific funds to borrow an aggregate maximum amount of $250,000,000. Each of these two funds is limited to borrowing up to 33 1/3% of the value of each Fund's total assets. The Funds had no loans outstanding at December 31, 1997.

For the year ended December 31, 1997, the average outstanding daily balance of bank loans (based on the number of days the loans were outstanding) for Small Cap Portfolio and Value Portfolio was $101,429 and $284,000 with a weighted average interest rate of 6.34% and 6.31%, respectively. Interest expense for Small Cap Portfolio and Value Portfolio for the year ended December 31, 1997 was $125 and $50, respectively, included in "Other Expenses" on the Statement of Operations.

2. RELATED PARTIES
Chancellor LGT Asset Management, Inc. is the Portfolio's investment manager and administrator. Each portfolio pays investment management and administration fees to the Manager at the annualized rate of 0.475% on the first $500 million of average daily net assets of the Portfolio; 0.45% on the next $500 million; 0.425% on the next $500 million; and 0.40% on amounts thereafter. These fees are computed daily and paid monthly.

The Portfolio pays each of its Trustees who is not an employee, officer or director of the Manager, GT Global or GT Global Investor Services, Inc. $500 per year plus $150 for each meeting of the board or any committee thereof attended by the Trustees.

At December 31, 1997, all of the shares of beneficial interest of each Portfolio were owned either by GT Global America Small Cap Growth Fund and GT Global America Value Fund or the Manager.

3. PURCHASES AND SALES OF SECURITIES
For the year ended December 31, 1997, purchases of investment securities by the Small Cap Portfolio and Value Portfolio, other than U.S. government obligations and short-term investments, aggregated $1,037,388,895 and $25,951,699, respectively. Sales of investment securities by the Small Cap Portfolio and Value Portfolio, other than U.S. government obligations and short-term investments, aggregated $1,221,752,474 and $13,967,002, respectively. There were no purchases or sales of U.S. government obligations by the Portfolios during the year.


                                      F23

                                     PART C


   Item 24.  FINANCIAL STATEMENTS AND EXHIBITS.
   --------------------------------------------

      (a)   Financial Statements

            The following financial statements as of December 31, 1997, and for the fiscal year then ended for Small Cap Portfolio and Value Portfolio are included herewith.

            --Report of Independent Accountants
            --Portfolios of Investments
            --Statements of Assets and Liabilities
            --Statements of Operations
            --Statements of Changes in Net Assets
            --Supplementary Data
            --Notes to Financial Statements

      (b)   Exhibits

            1. Agreement and Declaration of Trust of the Registrant -- Filed herewith.

            2.    By-Laws of the Registrant -- Filed herewith.

            5.(a) Form of  Investment  Management  and  Administration  Contract
                  between the Registrant and A I M Advisors, Inc. -- Filed herewith.

              (b) Form  of  Investment   Sub-Advisory   and   Sub-Administration
                  Contract between A I M Advisors, Inc. and INVESCO (NY), Inc. -- Filed herewith.

            8.(a) Custodian  Agreement  between the  Registrant and State Street
                  Bank and Trust Company. (1)

              (b) Letter Agreement between  Registrant and State Street Bank and
                  Trust Company -- Filed herewith.

            9.(a) Transfer Agency Agreement between the Registrant and GT Global
                  Investor Services, Inc. (1)

              (b) Form of Letter Agreement assigning Transfer Agency Contract --
                  Filed herewith.

            11. Consent of Coopers & Lybrand L.L.P., Independent Accountants - Filed herewith.

            13.   Investment representation letters of initial investors. (2)

            27.   Financial Data Schedules.  (3)

   -------------------------------

   (1)Incorporated by reference to the identically enumerated Exhibit of the Registration Statement on Form N-1A, filed on October 17, 1995.
   (2)Incorporated by reference to the identically enumerated Exhibit of Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A, filed on April 29, 1996.
   (3)Incorporated by reference to the identically enumerated Exhibit of Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A, filed on April 30, 1998.


   Item 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.
   ------------------------------------------------------------------------

      Not applicable.


   Item 26.  NUMBER OF HOLDERS OF SECURITIES.
   ------------------------------------------

      (1)                          (2)
      Title of Class          Number of Record Holders
      Series of Beneficial    (as of June 1, 1998)
      Interests

      Small Cap Portfolio           2

      Value Portfolio               2


   Item 27.  INDEMNIFICATION.
   --------------------------

      The Registrant's Agreement and Declaration of Trust dated May 7, 1998, provides, among other things, (1) that a Trustee shall not be liable for any act, omission, or obligation of the Registrant or any Trustee (except for liability to the Registrant or its shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the Trustees' duties); (2) that the Trustees and Officers shall be indemnified by the Registrant to the fullest extent permitted by the Delaware Business Trust Act and other applicable law; and (3) that the shareholders and former shareholders of the Registrant shall be held harmless by the Registrant (or applicable portfolio) from personal liability arising from their status as such, and shall be indemnified by the Registrant (or applicable portfolio) against all loss and expense arising from such personal liability in accordance with the Registrant's By-Laws and applicable law.


   Item  28.  BUSINESS  AND  OTHER  CONNECTIONS  OF  INVESTMENT   ADVISER  AND
   SUB-ADVISER.
   ---------------------------------------------------------------------------

      Information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of A I M Advisors, Inc. and INVESCO (NY), Inc. is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee is incorporated herein by reference from the section entitled "Management" in the Feeder's Part A and the sections entitled "Trustees and Executive Officers" and "Management" in the Feeder's Part B.

      Information as to the directors and officers of A I M Advisors, Inc. and INVESCO (NY), Inc., the Registrant's investment manager and sub-adviser, is included in Schedule A and Schedule D of Part 1 of each entity's Form ADV (File No. 801-12313 and File No. 801-10254, respectively), filed with the SEC, which are incorporated herein by reference thereto.


   Item 29.  PRINCIPAL UNDERWRITERS.
   ---------------------------------

      Not applicable.


   Item 30.  LOCATION OF ACCOUNTS AND RECORDS.
   -------------------------------------------

      Accounts, books and other records required by Rules 31a-1 and 31a-2 under the 1940 Act, are maintained and held in the offices of the Registrant and its sub-adviser, INVESCO (NY), Inc., 50 California Street, 27th Floor, San Francisco, California 94111.

      Records covering shareholder accounts and portfolio transactions are also maintained and kept by the Registrant's Custodian, State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110.


   Item 31.  MANAGEMENT SERVICES.
   ------------------------------

      Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

   Item 32.  UNDERTAKINGS.
   -----------------------

      None.

                                   SIGNATURES


      Pursuant to the requirements of the Investment Company Act of 1940, Growth Portfolio, a New York common law trust, has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and State of California on the 18th day of June, 1998.


                                    GROWTH PORTFOLIO


                                    By  /s/ Michael A. Silver
                                        ---------------------
                                          Michael A. Silver
                                          Assistant Secretary

                                   SIGNATURES


      Pursuant to the requirements of the Investment Company Act of 1940, Growth Portfolio, a Delaware business trust, has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco and State of California on the 18th day of June, 1998.


                                    GROWTH PORTFOLIO


                                    By  /s/ MICHAEL A. SILVER
                                        ---------------------
                                          Michael A. Silver
                                          Assistant Secretary